AXP Precious Metals Fund, Inc.
Registration Number 2-93745/811-4132


EXHIBIT INDEX

Exhibit (h)(5) Transfer Agency Agreement

Exhibit (i)    Opinion and consent of counsel

Exhibit (j)    Independent Auditors' Consent